Exhibit 99.18

Promissory Note and Collateral Agreement

Dated as of:   February 5th, 2013

Borrower information:
Borrower name(s):	Ian Cumming (“Borrower”)
Type of Borrower (e.g., individual, corporation, trust); if Borrower is a trust, include name or title of the trust and the trustee(s):	Individual
Jurisdiction of organization: (if applicable)	N/A
Residing at: (for individuals only)	148 So. Redmond Street Jackson, WY 83001
Chief executive office or principal address: (for trusts and other Entities; for trusts include addresses of trust and trustee, if different)	N/A
Notice details:	Address: PO Box 4902 Jackson, WY 83001 Attn: Ian Cumming Office telephone no.: Mobile: Facsimile no.: E-mail:

Key terms:
Demand Rate Margin:
Fixed Rate Margin:
Maximum Facility Amount:	$25,000,000
Maturity Date: Issuer:	January [16], 2015 Leucadia National Corp
Collateral:

□ Diversified (diversified securities portfolio)
☑ Single stock (equity interests in a single issuer)
□ Term Deposit Accounts (as defined below) maintained by Borrower with CSNY (as defined below).
□ Dual Currency Investments (as defined below) maintained by Borrower with CSNY, including DCI Term Deposit Accounts (as defined below) relating thereto.

□ Fund Interests (e.g., hedge fund interests).

Requirement for delivery of financial statements:	☑ No later than 60 days after the end of each calendar year □Upon request by Lender
Fees:	None as of the date hereof. (as updated, and together with any additional fees, in each case as notified by Lender to Borrower from time to time, collectively, “Fees”)

FOR VALUE RECEIVED, Borrower hereby promises to pay on the Maturity Date to the order of CREDIT SUISSE AG, acting through its New York Branch (or any other branch or office thereof) (“CSNY”) and any of its Affiliates (collectively with CSNY, “Lender”) at its office located at Eleven Madison Avenue, New York, NY 10010 (or such other office as Lender shall notify Borrower) the principal sum equal to the then outstanding and unpaid principal amount hereof, and to pay interest on the unpaid principal amount hereof from time to time outstanding until paid in full at the interest rates, in each case at the times and in the manner provided for herein.  If there are multiple Borrowers, each reference to “Borrower” herein shall be a reference to each Borrower individually and to all Borrowers, collectively, as the context may require, and each Borrower shall be jointly and severally liable for all Obligations (as defined below) hereunder.

1.

1.1.	Definitions

As used herein, the following terms shall have the following meanings:

“Acceleration Events” has the meaning set forth in Section 8.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternative Fixed Rate” has the meaning set forth in Section 2.3(b).

“Applicable Consent” means, with respect to any Borrower that is an individual, any written consent granted by the Applicable Person of such Borrower to such Borrower’s entry into and performance of its obligations under the Loan Documents to which it is a party (which consent shall also provide notice to such Applicable Person).

“Applicable Person” means, with respect to any Borrower that is an individual, such Borrower’s spouse, domestic partner or other individual to whom Applicable Property Laws apply.

“Applicable Property Laws” means, with respect to any Borrower that is an individual, a community property law or another law applicable to such Borrower that (a) requires the consent of, or notice to, an Applicable Person in connection with such Borrower’s entry into and performance of his/her obligations under the Loan Documents (including any borrowing, pledge or guarantee thereunder), (b) limits the ability of such Borrower to pledge property owned by such Borrower (individually or jointly with an Applicable Person) in connection with obligations incurred by such Borrower or (c) could reasonably be expected to adversely affect Lender’s ability to exercise its rights or remedies under the Loan Documents against property owned by such Borrower (individually or jointly with an Applicable Person).

“Applicable Union” means a marriage, domestic partnership, civil union or other legal arrangement to which Applicable Property Laws apply.

“Attorney” has the meaning set forth in Section 5.7.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time and any successor statute.

“Borrower” has the meaning set forth above under “Borrower Information”.

“Borrower Information” means the information set forth above under “Borrower Information”.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close, and with respect to Fixed Rate Loans and Demand Rate Loans, a day on which the relevant Eurodollar markets are open.

“Change of Law” has the meaning set forth in Section 4.3.

“Closing Date” means the date of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 5.1.

“Collateral Accounts” has the meaning set forth in Section 5.1.

“Collateral Maintenance Value” means, on any date of determination, the market value of the Collateral multiplied by the applicable advance rates therefor, in each case,  determined by Lender in its sole discretion from time to time; provided that, without limitation of the foregoing, (i) the advance rate on the Closing Date with respect to the Shares shall be 50% and (ii) on any day when there is a suspension of trading of the Shares or at any time when the share price of the Shares is equal to or less then $7.00, the advance rate in respect of the Shares shall be 0.0%; and provided further that at no time shall the Collateral Maintenance Value include value with respect to more than 2,000,000 Shares. For the avoidance of doubt, (a) with respect to Collateral consisting of a Term Deposit, the market value of such Term Deposit shall be determined in U.S. Dollars at the Spot Rate regardless of the currency in which the Term Deposit is denominated and shall not include accrued but unpaid interest on any Term Deposit and (b) with respect to Collateral consisting of a Dual Currency Investment, the market value of such Dual Currency Investment shall be determined by Lender in its sole discretion from time to time.

“Constituent Documents” means, with respect to any Person that is an Entity, its (a) articles/certificate of incorporation or formation  (or the equivalent organizational documents), (b) by-laws (or the equivalent governing documents) and (c) any other document setting forth the manner of election and duties of the directors, trustees, partners or managing members or other managers of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person’s capital stock or other equity interests.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“CSSU” means Credit Suisse Securities (USA) LLC, a Delaware limited liability company.

“DCI” or “Dual Currency Investment” means a dual currency investment made by Borrower and accepted by Lender pursuant to the terms and conditions set forth in the applicable DCI Agreement, to the extent the related DCI Term Deposit Account constitutes a Collateral Account.

“DCI Agreement” means each Dual Currency Investment Agreement entered into from time to time between Borrower and Lender in such form satisfactory to Lender.

“DCI Confirmation” means, with respect to any Dual Currency Investment, a written confirmation sent by Lender to Borrower setting out the terms of such Dual Currency Investment agreed between Borrower and Lender.

“DCI Term Deposit Account” has the meaning set forth in Section 5.1 and includes each “Term Deposit Account” in each DCI Agreement.

“DCI Transaction Documents” means, with respect to any Dual Currency Investment, the applicable DCI Agreement (including all Annexes thereto) and all DCI Confirmations.

“Demand Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the offered quotation, if any, to Lender in the London interbank market for U.S. Dollar deposits (or such rate applicable in respect of such other loan currency requested by Borrower and agreed by Lender pursuant to Section 2.2(a)) of amounts comparable to the principal amount of the Demand Rate Loan for which the Demand Rate is being determined, with a maturity of one month, as of approximately 11:00 a.m. (London time) on each date of determination (but, if such offered quotation is negative, it shall be deemed to be 0%); provided that, if on any date of determination, by reason of changes affecting the London interbank market or Lender’s position therein, Lender determines that adequate and fair means do not exist for ascertaining such offered quotation (which determination shall, absent manifest error, be final, conclusive and binding on Borrower), or if it is illegal for Lender to make or continue a Loan at the rate described above, then the Demand Rate shall be such rate as is reasonably determined by Lender and notified to Borrower. Upon delivery by Lender to Borrower of a confirmation specifying the Demand Rate, the terms therein shall become part of this Note and be subject to all of the terms and conditions of this Note.

“Demand Rate Loan” means that portion of the outstanding principal amount of the Loan bearing interest at the rate set forth in Section 2.3(a).

“Demand Rate Margin” means the Demand Rate Margin set forth above under “Key terms”.

“Dollar Equivalent” means, as of any date of determination, with respect to any amount denominated in a currency other than U.S. Dollars, the equivalent of such amount in U.S. Dollars determined at the rate of exchange equal to the Spot Rate on such date of determination.

“Early Termination Event” has the meaning assigned to such term in each DCI Agreement.

“Entity” means any corporation, limited liability company, trust, joint venture, association, company, partnership or similar entity (other than a natural person).

“Expenses” has the meaning set forth in Section 9.

“Facility” means the line of credit made available to Borrower by Lender hereunder.

“Fees” means the Fees set forth above under “Key terms”.

“Fixed Rate” means, with respect to each Interest Period for a Fixed Rate Loan, (a) the offered quotation, if any, to Lender in the London interbank market for U.S. Dollar deposits (or such offered quotation applicable in respect of such other loan currency requested by Borrower and agreed by Lender pursuant to Section 2.2(a)) of amounts comparable to the principal amount of the Fixed Rate Loan for which such Fixed Rate is being determined, with maturities comparable to such Interest Period, as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (but, if such offered quotation is negative, it shall be deemed to be 0%) or (b) such other rate as may be agreed from time to time between Borrower and Lender as requested in writing by Borrower and confirmed in writing by Lender. Upon delivery by Lender to Borrower of a confirmation specifying the Fixed Rate, the terms therein shall become part of this Note and be subject to all of the terms and conditions of this Note.

“Fixed Rate Loan” means that portion of the outstanding principal amount of the Loan bearing interest at the rate set forth in Section 2.3(b).

“Fixed Rate Margin” means the Fixed Rate Margin set forth above under “Key terms”.

“GAAP” means generally accepted accounting principles in the United States of America.

“Indebtedness” means, with respect to any Person (a) all indebtedness for borrowed money, (b)(i) obligations in respect of any transaction that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (c) any combination of these transactions and (d) any obligation or agreement of such Person guaranteeing Indebtedness or other obligations of another Person.

“Indemnitee” has the meaning set forth in Section 9.

“Information” has the meaning set forth in Section 11.

“Initial Borrowing” means the initial advance of the Loan hereunder.

“Interest Payment Date” means (i) in the case of any Demand Rate Loan, March 31, June 30, September 30, December 31 and each date of repayment or prepayment of all or part of such Demand Rate Loan, or (ii) in the case of any Fixed Rate Loan, the last day of each Interest Period (or on March 31, June 30, September 30 and December 31, in the case of any Interest Period that is longer than three months) or such other date as is determined by Lender.

“Interest Period” means, in the case of any Fixed Rate Loan, the period commencing on the date such Fixed Rate Loan is made, converted from a Demand Rate Loan or continued and ending three months (or such other period as is agreed between Lender and Borrower) thereafter.

“Issuer” means the Issuer set forth above under “Key Terms”.

“L/C Exposure” means, on any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (as defined in each Letter of Credit Reimbursement, Security and Guaranty Agreement) and (b) the aggregate amount of all the disbursements that have not yet been reimbursed by (or on behalf of) Borrower, in each case including the Dollar Equivalent of any such amount denominated in a currency other than U.S. Dollars, in each case under all Letter of Credit Reimbursement, Security and Guaranty Agreements entered into from time to time.

“Lender” has the meaning set forth above in the preamble to this Note.

“Lending Office” means Lender’s office at the address indicated below Lender’s signature hereto, or such other office as Lender may designate in writing from time to time to Borrower.

“Letter of Credit Reimbursement, Security and Guaranty Agreement” means each Letter of Credit Reimbursement, Security and Guaranty Agreement entered into from time to time between Borrower and Lender in such form satisfactory to Lender.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, claim, adverse interest, security interest on or in respect of the Collateral or any shareholder’s agreement, pooling agreement, option agreement, right of first refusal, voting trust, voting agreement, lock-up agreement, anti-assignability agreement or any other agreement, provision or restriction (under the securities laws or otherwise) that could impair the free assignment, sale or other transfer of the Collateral or otherwise impair the value of the Collateral.

“Loan” means the aggregate amount of all advances outstanding at any one time, made by Lender to Borrower pursuant to and evidenced by this Note, which shall not, at any time, exceed the Collateral Maintenance Value or the Maximum Facility Amount.

“Loan Documents” means, collectively, this Note, each Securities Account Sole Control Agreement, each Term Deposit Agreement, each DCI Transaction Document, each Letter of Credit Reimbursement, Security and Guaranty Agreement (if any), each agreement, instrument or other document which creates or perfects a security interest in any Collateral and each certificate, agreement or document executed in connection with or pursuant to any of the foregoing.

“Located” means, with respect to a Person, that such Person is organized, domiciled, resident or otherwise located in a jurisdiction, and “Location” means such jurisdiction.

“Maturity Date” means the earlier of (a) the date set forth above under “Key Terms” (or such later date as Lender shall agree in writing in its sole discretion) and (b) the date on which the Facility shall be terminated as provided herein.

“Maximum Facility Amount” means the amount set forth above under “Maximum Facility Amount”.

“Note” means this Promissory Note and Collateral Agreement.

“Notice of Borrowing” has the meaning set forth in Section 2.2(a).

“Notice of Rate Election” has the meaning set forth in Section 2.2(b).

“Obligations” means all obligations of Borrower from time to time arising under, or in respect of, the due and punctual (a) payment of the principal of and interest on the Loan and all other monetary obligations (including Fees, Expenses, costs, and indemnities) of Borrower under the Loan Documents, in each case, when and as due, whether at maturity, by acceleration, demand or otherwise, and including interest or other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, (b) performance of all covenants, agreements, obligations and liabilities of Borrower under or pursuant to the Loan Documents, and (c) payment and performance of all obligations in respect of overdrafts and other liabilities owed to Lender or any Affiliate of Lender.

“Original Currency” has the meaning set forth in Section 10(e).

“Overpayment” has the meaning set forth in Section 2.4(d).

“Parent Entity” has the meaning set forth in Section 3.1(b).

“Pershing” means Pershing LLC, a Delaware limited liability company.

“Person” means any natural person, Entity, governmental authority or other entity.

“Potential Acceleration Event” means an event or condition that would upon notice, lapse of time or both become, unless cured or waived, an Acceleration Event.

“Securities Accounts” has the meaning set forth in Section 5.1.

“Securities Account Sole Control Agreement” means, with respect to each Securities Account (a) each Securities Account Sole Control Agreement entered into by and among CSSU, Pershing, Lender and Borrower and (b) each other securities account control agreement, in form and substance satisfactory to Lender in its sole discretion, by and among Lender, Borrower and the securities intermediary with which such Securities Account is maintained.

“Shares” means the collective reference to the common stock of the Issuer.

“Solvent” means, when used with respect to any Person, that at the time of determination: (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including contingent liabilities and other commitments) as they mature; (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and (e) it is in compliance with each applicable solvency standard under the laws of the jurisdiction where it is Located. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” means, as of any date of determination, with respect to the conversion of an amount of any currency other than U.S. Dollars into U.S. Dollars, the rate of exchange quoted by Lender on such date of determination for the spot purchase of U.S. Dollars with such currency.

“Taxes” has the meaning set forth in Section 10(d).

“Term Deposit” has the meaning assigned to such term in each Term Deposit Agreement.

“Term Deposit Account” has the meaning set forth in Section 5.1.

“Term Deposit Agreement” means (a) each deposit agreement between Borrower and CSNY and (b) each other agreement, instrument or other document which creates or relates to a Term Deposit Account, in each case, between Borrower and CSNY, in each case to the extent such Term Deposit Account constitutes a Collateral Account and excluding each DCI Term Deposit Agreement.

“Term Deposit Assets” means all funds on deposit in a Term Deposit Account, including principal and all interest paid thereon (including accrued and unpaid interest thereon), to the extent such Term Deposit Account constitutes a Collateral Account.

“UCC” has the meaning set forth in Section 5.5.

“U.S. Dollars” or “$” means the lawful currency of the United States of America.

1.2.	Terms Generally and Share Adjustments

a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) any reference herein to an individual shall be construed to mean a natural person, (e) all references herein to Sections shall be construed to refer to Sections of this Note and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

b)
In the event of any action of the Issuer that combines or reclassifies its outstanding Shares into a greater or lesser number of outstanding Shares, all references herein to Shares of the Issuer shall be deemed to be adjusted accordingly.

1.3.	Computation of Time Periods and Expiration of Interest Periods

a)
In this Note and in each other Loan Document, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  Periods of days referred to in this Note and each other Loan Document shall be counted in calendar days unless Business Days are expressly prescribed.  Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Note or the applicable Loan Document, end on the last day of the calendar month.

b)
Any Interest Period which would otherwise expire on a day which is not a Business Day shall expire on the next succeeding Business Day, provided that any Interest Period which would otherwise expire on a day which is not a Business Day, and after which no further Business Day occurs in such month, shall expire on the next preceding Business Day.

2.

2.1.	Advances and Repayments

This Note evidences advances that Lender may make to Borrower from time to time.  Subject to the foregoing, Borrower may borrow and repay (subject to Section 2.5 hereof) all or any part of the Loan and reborrow same, provided that except for any required prepayment made under Section 5.3, each borrowing and each repayment shall be in a minimum amount equal to $100,000 (or other currency equivalent) or such other minimum amount (not less than $100,000 (or other currency equivalent)) as Lender in its sole discretion may determine from time to time.  Any advances that Lender may make to Borrower shall be in U.S. Dollars, unless Borrower requests another currency in accordance with Section 2.2(a) and Lender, in its sole discretion, agrees to make the advance in such other currency.

2.2.	Notice of Borrowing; Notice of Rate Election; Reliance; Records

a)
Notice of Borrowing.  Borrower shall give Lender notice of borrowing hereunder, by way of a letter of authorization or in such other form as Lender may agree (a “Notice of Borrowing”), not later than 5:00 p.m., New York time, two Business Days prior to the date of any borrowing of Demand Rate Loans or Fixed Rate Loans, in each case other than an advance made by Lender pursuant to Section 2.3(d) below. Each Notice of Borrowing shall be irrevocable by Borrower (other than to the extent that a standing Notice of Borrowing provides for replacement or termination pursuant to its terms) and shall specify (i) the date of such requested borrowing, (ii) the amount of such borrowing, (iii) whether such borrowing is to be a Demand Rate Loan or a Fixed Rate Loan and (iv) the currency in which such borrowing is to be denominated, if other than U.S. Dollars.  Notwithstanding the foregoing, any Notice of Borrowing which requests an advance in a currency other than U.S. Dollars shall be given to Lender not later than 5:00 p.m., New York time, three Business Days prior to the date of borrowing.  Lender shall give Borrower telephonic notice on or before the proposed borrowing date as to whether Lender is willing to make such advances.  Lender is not committed to make the Loan hereunder.

b)
Notice of Rate Election.  Borrower shall give Lender, not later than 5:00 p.m., New York time, at least three Business Days prior to the expiration of each Interest Period for a Fixed Rate Loan, irrevocable notice of a rate election (a “Notice of Rate Election”), which shall specify which portion of the Loan shall be a Demand Rate Loan or a Fixed Rate Loan, as the case may be.  If Borrower fails to give a Notice of Rate Election when required with respect to the expiration of an Interest Period for a Fixed Rate Loan, that portion of the Loan for which no Notice of Rate Election was given shall, from and after the expiry date of the then current Interest Period, bear interest at the rate set forth in Section 2.3(a) until such time as Borrower shall give Lender a timely Notice of Rate Election therefor.

c)
Reliance.  Lender may rely on, and act without liability upon the basis of, any communication believed by Lender in good faith to be given to, or received from or authorized by Borrower (including any Notice of Borrowing or Notice of Rate Election); provided, however, that (i) if any such communication is telephonic or oral, it shall be promptly confirmed in writing (including by facsimile) (but the lack of such confirmation or any conflict between such confirmation and the relevant telephonic or oral communications shall not affect Lender’s ability to rely on, and to act without liability upon the basis of, such telephonic or oral communications) and (ii) nothing in this Section 2.2(c) shall be deemed to permit Borrower to give oral or telephonic notices in contravention of Section 14.  In each such case, Borrower hereby waives the right to dispute Lender’s record of the terms of such telephonic or oral communication, except to the extent of Lender’s gross negligence or willful misconduct in connection therewith.

d)
Records.  Lender shall maintain records in which it will specify the date and amount of (i) each advance made hereunder and, if applicable, the Interest Period applicable thereto, (ii) any principal or interest due and payable or to become due and payable from Borrower to Lender hereunder and (iii) any sum received by Lender hereunder from Borrower.  The entries made in the records maintained described above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loan in accordance with the terms hereof.

2.3.	Interest

a)
Demand Rate Loans.  Borrower agrees to pay interest on the unpaid principal amount of each Demand Rate Loan outstanding from time to time, from the date of borrowing until repayment in full of this Note, at a rate per annum (calculated on the basis of a 360-day year in the case of an advance made in U.S. Dollars, or either a 360-day year or a 365/366-day year, as applicable, in the case of an advance made in a currency other than U.S. Dollars) equal to the Demand Rate plus the Demand Rate Margin.  Accrued interest on each Demand Rate Loan shall be payable on each applicable Interest Payment Date in the manner specified in Section 2.3(d) below, in each case without any further notice or statement from Lender.

b)
Fixed Rate Loans.  Borrower agrees to pay interest on the unpaid principal amount of each Fixed Rate Loan outstanding from time to time, from the date of borrowing or conversion until repayment in full of this Note, at a rate per annum (calculated on the basis of a 360-day year in the case of an advance made in U.S. Dollars, or either a 360-day year or a 365/366-day year, as applicable, in the case of an advance made in a currency other than U.S. Dollars) equal to (i) the Fixed Rate plus the Fixed Rate Margin or (ii) such other fixed interest rate as may be agreed from time to time  between Borrower and Lender (the “Alternative Fixed Rate”).  Accrued interest on each Fixed Rate Loan shall be payable on each applicable Interest Payment Date in the manner specified in Section 2.3(d) below, in each case without any further notice or statement from Lender.  Upon delivery by Lender to Borrower of a confirmation specifying the Alternative Fixed Rate payable under this Section 2.3(b), the terms therein shall become part of this Note and be subject to all of the terms and conditions of this Note.

c)
Default Rate.  Following the Maturity Date, upon occurrence and continuance of an Acceleration Event or on or any other date on which the Loan or any other amount due and payable hereunder by Borrower is due and remains unpaid, interest shall accrue on the Loan in its entirety and such other past due amounts (including accrued interest to the extent permitted under applicable law) until payment in full thereof, both before and after judgment at the same rate, which rate shall be 2.0% in excess of the rate then applicable to each portion of the Loan with respect to principal, or 2.0% in excess of the rate applicable to Demand Rate Loans with respect to all other past due amounts, and shall be payable on demand.

d)
Advances in respect of Interest Payments.  Borrower hereby authorizes Lender to (i) make an advance under the Facility on each Interest Payment Date in an amount sufficient to pay all interest due hereunder on such Interest Payment Date (which advance shall constitute a Demand Rate Loan) and (ii) apply the proceeds of such advance to pay such interest on such Interest Payment Date; provided that Lender may (in its sole discretion) refuse to make such advance and instead, by prior notice to Borrower, require that such interest be paid to Lender in cash on such Interest Payment Date.

2.4.	Payments

a)	This Note, including all principal and accrued interest then unpaid, shall be due and payable on the Maturity Date.

b)
All payments hereunder of all Obligations shall be made in U.S. Dollars (or, with respect to an advance in a currency other than U.S. Dollars, in such other currency) and in immediately available funds, to the Lending Office no later than 4:00 p.m., New York time, on the date when due, provided that, with respect to any payment to be made in a currency other than U.S. Dollars, Borrower shall give Lender notice thereof two Business Days prior to making such payment.  Payments received by Lender after 4:00 p.m. New York time will be deemed to be received on the next Business Day.  Whenever payment of any amount payable hereunder would otherwise be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall be included in the calculation of interest, provided that if such extension would cause a payment in respect of any Fixed Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

c)
If a Fixed Rate Loan becomes due (whether upon acceleration or otherwise) on a day which is not the last day of an Interest Period therefor, such Loan, together with interest thereon, shall nonetheless become due and payable by Borrower, together with all funding losses incurred by Lender by virtue of such payment occurring on a day which is not the last day of the then current Interest Period, as provided in Section 4.4.

d)
Borrower’s obligation to pay all amounts due hereunder in U.S. Dollars (or such other currency) shall not be discharged or satisfied by any tender or recovery pursuant to a judgment which is expressed in or converted into any currency other than the currency of the advance to which it relates, except to the extent that such tender or recovery shall result in the actual receipt by Lender at the Lending Office of the full amount of the applicable currency payable in respect of such amounts.  Borrower agrees that its obligation to make payments in the applicable currency shall be enforceable as a separate cause of action if the amount received by Lender shall fall short of the full amount of the applicable currency expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

e)
If the amount of any payment received by Lender pursuant to the Loan Documents exceeds the full amount expressed to be payable hereunder, Lender shall notify Borrower of such excess (the “Overpayment”) and Borrower shall immediately provide instructions to Lender to return the Overpayment to Borrower by wire transfer to a Collateral Account or such other account as Borrower may specify.  In no event shall Lender be required to pay interest on any amount (including any Overpayment) due from Lender to Borrower under this Note.

f)	The provisions of this Section 2.4 shall survive repayment of the Loan and cancellation of this Note.

2.5.	Payment of this Note Prior to the Maturity Date

Borrower may prepay the outstanding principal of this Note, in whole or in part, but if in part, in a minimum principal amount in compliance with Section 2.1 (or in such other minimum principal amount as may be acceptable to Lender in its sole discretion) without penalty or premium prior to the Maturity Date, provided, upon prepayments of a Fixed Rate Loan prior to the last day of the then current Interest Period applicable thereto, Borrower shall compensate Lender for any funding losses in accordance with Section 4.4.  Borrower shall give Lender at least three Business Days’ irrevocable notice of any such payment, specifying the date and amount of such payment.  The payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount so paid, and all other amounts then due.

3.

3.1.	Conditions to Initial Borrowing

Lender will not make the Initial Borrowing hereunder unless the following conditions have been satisfied or Lender has agreed in writing to waive the same:

a)
Loan Documents.  All legal matters incident to this Note, the other Loan Documents and the borrowings hereunder shall be satisfactory to Lender and there shall have been delivered to Lender an executed counterpart of each of the Loan Documents, including this Note and each Securities Account Sole Control Agreement.

b)	Constituent Documents. If Borrower is an Entity, Lender shall have received:

i.
true and complete copies of (A) its Constituent Documents, including all amendments thereto (certified as of a recent date by the Secretary of State (or other applicable government official) of the state or other applicable jurisdiction of its organization, if applicable), as in effect as of the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) resolutions duly adopted by the board of directors (or equivalent body) of Borrower and, if necessary under applicable law or under the Constituent Documents of Borrower, resolutions signed by all of the holders of the equity of Borrower, authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party and the borrowings hereunder, which resolutions have not been modified, rescinded or amended and are in full force and effect and (C) the incumbency and specimen signature of each officer or other authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of Borrower (together with a certificate of another officer or other authorized signatory as to the incumbency and specimen signature of the secretary or assistant secretary (or equivalent officer) executing the certificate described in this clause (i)); provided that, if the Constituent Documents of Borrower provide that an Entity is authorized to bind Borrower to perform its obligations under this Note and the other Loan Documents (such entity, a “Parent Entity”), Lender shall also have received (and, if requested, the certificate described in the proviso below shall also include): (x) the Constituent Documents of such Parent Entity consistent with clause (A) above and (y) resolutions duly adopted by the board of directors (or equivalent body) of such Parent Entity consistent with clause (B) above, and this proviso shall apply equally to each successive Parent Entity, unless any such Parent Entity is a trust company, in which case Lender shall have received a certificate from such Parent Entity, certifying as to the matters described in clauses (A) to (C)  above in respect of such Parent Entity; and provided further that the resolutions of each successive Parent Entity may be combined as appropriate; provided further that, if requested by Lender, any or all of the foregoing documents shall be certified in a certificate of the secretary or assistant secretary (or equivalent officer, manager(s), trustee(s), partner(s) or Person(s) acting in a similar capacity, as applicable) of each such Person dated no later than the date hereof;

ii.
if requested by Lender, a certificate as to the good standing (or equivalent certificate) of each Borrower and/or each Parent Entity (if any) as of a recent date, from the Secretary of State (or other applicable government official) of its state of organization; and

iii.	such other documents as Lender may request.

c)
Officer’s Certificate.  Lender shall have received a certificate, dated the date hereof and signed by Borrower (or, if Borrower is an Entity, the chief executive officer, the president, the managing director, the chief financial officer (or equivalent officer), partner or trustee of Borrower), confirming compliance with the conditions precedent set forth in this Section and Section 3.2.

d)	Information. Lender shall have received and shall be satisfied with the form and substance of all financial and other information provided by Borrower.

e)
Opinions of Counsel.  If requested by Lender, Lender shall have received satisfactory opinions of counsel to Borrower, covering the enforceability of the Loan Documents and such other matters relating to the Loan Documents as Lender may reasonably request, in each case, (i) dated the date hereof and (ii) addressed to Lender.

f)
Requirements of Law; Stamp Taxes.  Lender shall be satisfied that the transactions contemplated by the Loan Documents shall be in compliance with all requirements of law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.  To the extent requested, Lender shall have received satisfactory evidence of compliance in all material respects with all applicable requirements of law.  Borrower shall have paid all applicable stamp taxes with respect to the execution and delivery of the Loan Documents, and Lender shall have received documentary proof of the payment of such stamp taxes.

g)
Consents.  Lender shall be satisfied that all consents and approvals required from governmental authorities and third parties (including all Applicable Consents, if any, and if requested by Lender, any supporting documentation relating to any relevant Applicable Union), to the extent necessary to enable Borrower to accurately make the representations and warranties set forth in Section 6(d) as of the date hereof, shall have been obtained and be in full force and effect, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of, in any material respect, restraining, preventing or imposing burdensome conditions on the transactions contemplated by the Loan Documents.

h)
Litigation.  There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to affect the ability of Borrower to fully and timely perform its respective obligations under the Loan Documents.

i)	Fees. Lender and its Affiliates shall have received all Fees, Expenses and other amounts due and payable on or prior to the date of the Initial Borrowing (if any), as notified by Lender to Borrower.

j)
Form U-1.  Borrower shall, if applicable, have delivered to Lender a completed U.S. Federal Reserve Form U-1 indicating with specificity the purpose for which the proceeds of the Loan will be used, which purpose shall not include (i) the purchase of (or the refinancing of any purchase of) margin securities or (ii) if (A) the terms of this Note provide for a fixed maturity date at which the Loan must be repaid or renegotiated (and do not permit the Loan to be repaid and reborrowed) and (B) Borrower is a natural person, then the payment of “postsecondary educational expenses” (as defined in Regulation Z of the Board of Governors of the Federal Reserve System), including tuition and fees, books, supplies, miscellaneous personal expenses, room and board, and an allowance for any loan fee, origination fee, or insurance premium charged to a student or parent for a loan incurred to cover the cost of the student’s attendance.

k)	Perfection of Liens. Lender shall have received evidence to its satisfaction that all Liens granted to Lender with respect to all Collateral are valid, effective, perfected and of first priority.

l)
No Conflicts.  No law, rule, regulation, judgment, order or decree of any governmental authority and no agreement shall exist, which, in the sole discretion of Lender, conflicts with the Loan Documents or imposes adverse conditions on the consummation of the transactions contemplated hereunder or under the other Loan Documents and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to (i) enjoin, prohibit or restrain the making of the Loan or (ii) have an adverse effect on Borrower or the transactions contemplated by the Loan Documents.

m)	Due Diligence. Lender shall have completed, to Lender’s satisfaction, business, legal, tax and accounting due diligence with respect to Borrower and the transactions contemplated hereby, including due diligence with respect to any lock-up or selling restrictions with respect to the Shares.

n)	Approvals. Lender shall have received final internal credit, legal and other required approvals for the transactions contemplated hereby.

o)
Initial Collateral Maintenance Value. Borrower shall have delivered, or shall have caused to be delivered, Shares with a value of at least $1,500,000 or such greater amount as is  necessary to ensure that the aggregate amount of the initial Loan shall not exceed the Collateral Maintenance Value.

p)	Financial Statements. If requested by Lender, Lender shall have received the most recent financial statements of Borrower, in form and substance satisfactory to Lender.

q)
Additional Documents.  Borrower shall have delivered to Lender such other documents as Lender shall have requested (including any applicable borrower agreement and corresponding seller’s letter pursuant to Rule 144 of the Securities Act of 1933 in connection with any restricted securities pledged as Collateral on the date hereof), each in form and substance satisfactory to Lender.

r)
Additional Conditions.  If “Single stock” is selected under “Key terms” in this Note, the additional conditions, if any, set forth under “Additional Conditions to Initial Borrowing” on Schedule C hereto shall have been satisfied.  If “Term Deposit Accounts” is selected under “Key terms” in this Note, Lender shall have received an executed copy of each applicable Term Deposit Agreement.  If “Dual Currency Investments” is selected under ”Key terms” in this Note, Lender shall have received an executed copy of each applicable DCI Transaction Document.  If “Fund Interests” is selected under “Key terms” in this Note, the additional conditions, if any, set forth under “Additional Conditions to Initial Borrowing” on Schedule D hereto shall have been satisfied.

3.2.	Conditions to all Advances

Lender will not make any advance hereunder (including the Initial Borrowing, but excluding any advance made by Lender pursuant to Section 2.3(d) above) unless the following conditions have been satisfied or Lender has agreed to waive the same (it being understood and agreed that the delivery of a Notice of Borrowing and the acceptance by Borrower of the proceeds of each advance shall constitute a representation and warranty by Borrower that on the date of such acceptance (both immediately before and after giving effect to such acceptance and the application of the proceeds thereof) the conditions contained in this Section 3.2 have been satisfied):

a)	Notice. Lender shall have received a Notice of Borrowing as required by Section 2.2(a).

b)	No Acceleration Event. No Acceleration Event or Potential Acceleration Event shall have occurred and be continuing on such date or after giving effect to the advance requested to be made on such date.

c)
Representations and Warranties.  Each of the representations and warranties made by Borrower set forth in this Note or in any other Loan Document shall be true and correct on and as of the date of such advance with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

d)
Collateral Maintenance Value and Maximum Facility Amount.  Lender shall be satisfied, in its sole discretion, that after giving effect to the requested advance, (i) Borrower is in compliance with Section 5.3, (ii) the sum of (A) the aggregate amount of the Loan then outstanding plus (B) the aggregate amount of L/C Exposure, if any, would not exceed the Collateral Maintenance Value, and (iii) the sum of (A) the aggregate amount of the Loan then outstanding plus (B) the aggregate amount of L/C Exposure, if any, would not exceed the Maximum Facility Amount.

e)
Additional Conditions.  If “Single stock” is selected under “Key terms” in this Note, the additional conditions to all advances, if any, set forth under “Additional Conditions to All Advances” on Schedule C hereto shall have been satisfied.  If “Fund Interests” is selected under “Key terms” in this Note, the additional conditions to all advances, if any, set forth under “Additional Conditions to All Advances” on Schedule D hereto shall have been satisfied.

4.

4.1.	Interest Rate Not Ascertainable, etc.

In the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) that on any date for determining the Fixed Rate, by reason of changes affecting the London interbank market or Lender’s position therein, adequate and fair means do not exist for ascertaining the applicable Fixed Rate, then in such event, Lender shall give telephonic notice to Borrower of such determination.  Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, Lender will not make or maintain a Fixed Rate Loan and the Loan shall be maintained as a Demand Rate Loan.

4.2.	Illegality

In the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) at any time that the making or continuance of any Fixed Rate Loan has become unlawful by compliance by Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, Lender shall give prompt telephonic notice to Borrower of such determination, whereupon: (a) Borrower’s right to request a Fixed Rate Loan shall be immediately suspended, and (b) that portion of the Loan bearing interest at the Fixed Rate shall automatically and immediately convert to a Demand Rate Loan.

4.3.	Change of Law

If, by reason of the introduction of or any change (including any change by way of imposition or increase of reserve requirements or regulations regarding capital adequacy) in or in the interpretation by any central bank or other governmental or quasi governmental authority exercising control over Lender of any law or regulation, or the compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority exercising control over Lender (whether or not having the force of law) (a “Change of Law”), (a) Lender or its Lending Office shall be subject to any tax, duty or other charge with respect to any portion of the Loan, or the basis of taxation of payments to Lender or its Lending Office of the principal of or interest on any portion of the Loan shall change (except for changes in the rate of tax on the overall net income of Lender or its Lending Office, imposed by the jurisdiction in which Lender’s principal office or Lending Office is located); (b) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or its Lending Office shall be imposed or deemed applicable or any other condition affecting any portion of the Loan shall be imposed on Lender or its Lending Office or the secondary Eurodollar market; or (c) Lender or its Lending Office is required to increase the amount of capital required to be maintained or the rate of return of capital to Lender, or its Lending Office, is reduced, and as a result of any of the foregoing there shall be any increase in the cost to Lender of making, funding or maintaining any portion of the Loan or there shall be a reduction in the amount received or receivable by Lender or its Lending Office, or in the rate of return to Lender or its Lending Office, then Borrower shall from time to time, upon notice from and demand by Lender setting forth in reasonable detail the basis for and the calculation of such amounts, pay to Lender promptly after the date specified in such notice and demand, additional amounts sufficient to compensate Lender against such increased cost or diminished return.  A notice as to the amount required to compensate Lender, submitted to Borrower by Lender (at Borrower’s request), shall, except for manifest error, be final, conclusive and binding for all purposes.  The provisions of this Section 4.3 shall survive repayment of the Loan and cancellation of this Note.  Failure or delay on the part of Lender to demand compensation pursuant to this Section 4.3 shall not constitute a waiver of Lender’s right to demand such compensation.

4.4.	Funding Losses

Borrower shall compensate Lender, promptly for all losses, expenses and liabilities (including any interest paid by Lender on funds borrowed by it to make or carry a Fixed Rate Loan to the extent not recovered by Lender in connection with the reemployment of such funds and including loss of anticipated profits), which Lender may sustain: (a) if for any reason a borrowing of a Fixed Rate Loan or a conversion to a Fixed Rate Loan does not occur on the date specified therefor in the relevant Notice of Borrowing or Notice of Rate Election, (b) if any repayment (whether upon demand, acceleration or otherwise) or conversion of a Fixed Rate Loan occurs on a date which is not the last day of the then current Interest Period, or (c) if, for any reason, Borrower defaults in its obligation to repay a Fixed Rate Loan at maturity (whether upon demand, acceleration or otherwise). A notice  as to the amount required to compensate Lender, submitted to Borrower by Lender (at Borrower’s request), shall, except for manifest error, be final, conclusive and binding for all purposes. The provisions of this Section 4.4 shall survive repayment of the Loan and the cancellation of this Note.

5.	Collateral Security; Collateral Maintenance Value

5.1.	Collateral

As collateral security for the punctual payment and performance of all Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing first priority security interest in and lien upon all right, title and interest of Borrower in and to (a) (i) each securities account identified on Schedule A hereto, together with any and all sub-accounts thereof, segregated accounts thereunder and cash, deposit or other accounts (including securities accounts) linked or related thereto, and any and all of their respective successor, replacement or substitute accounts (collectively, the “Securities Accounts”), (ii) each term deposit account identified on Schedule A hereto as “Term Deposit Account”, together with any and all sub-accounts thereof, segregated accounts thereunder and cash, deposit or other accounts (including securities accounts) linked or related thereto, and any and all of their respective successor, replacement or substitute accounts (the “Term Deposit Accounts”) and

(iii) each term deposit account identified on Schedule A hereto as “DCI Term Deposit Account”, together with any and all sub-accounts thereof, segregated accounts thereunder and cash, deposit or other accounts (including securities accounts) linked or related thereto, and any and all of their respective successor, replacement or substitute accounts (the “DCI Term Deposit Accounts” and, collectively with the Term Deposit Accounts and the Securities Accounts, the “Collateral Accounts”)) together in each case with all cash, DCIs, securities, shares, certificates, investment property, security entitlements, promissory notes, instruments, rights, receivables, general intangibles, payment intangibles, accounts, letter of credit rights, commodities and all other property and financial assets (collectively, “Assets”) of Borrower now or hereafter held or deposited in, credited to, or paid or payable to the Collateral Accounts or otherwise now or hereafter in the possession, custody or control of Lender, its Affiliates or Pershing, each Term Deposit Agreement with respect to each Term Deposit Account and each DCI Transaction Document with respect to each DCI Term Deposit Account, (b) in addition to, and not in derogation of clause (a) above, those certain securities and other property, if any, listed on Schedule B hereto, or otherwise as agreed in writing between Borrower and Lender from time to time, (c) all cash, securities or other Assets now or hereafter received or receivable in connection with any sale, exchange, redemption or other disposition of any of the foregoing, (d) all dividends, interest and other distributions paid or distributed on or in respect of any of the foregoing, (e) all present and future rights, claims, remedies and privileges of Borrower pertaining to any of the foregoing, and (f) all additions to, substitutions for and proceeds of any of the foregoing, in each case whether now existing or hereafter arising or acquired (collectively, the “Collateral”); provided that, upon the occurrence of any Acceleration Event (regardless of whether notice has been given with respect thereto), the Collateral shall include (and Borrower assigns, pledges and grants to Lender a continuing first priority security interest in and lien upon all right, title and interest of Borrower in and to) any and all deposit accounts and securities accounts maintained by Borrower with Lender, any of its Affiliates or Pershing, together with any and all Assets of Borrower from time to time held or deposited therein, credited thereto, paid or payable thereto or otherwise now or hereafter in the possession, custody or control of Lender, any of its Affiliates or Pershing.

5.2.	Substitute or Additional Collateral

Upon the request of Borrower, Lender may accept as substitute or additional collateral such other securities or property or types of securities or property as may be satisfactory to Lender in its sole discretion; and Borrower may not substitute, withdraw, exchange, replace or add Collateral without Lender’s prior written consent, which may be withheld in Lender’s sole discretion.

5.3.	Collateral Maintenance Requirements

Immediately after giving effect to any request for an advance hereunder, the sum of (x) the outstanding principal amount of the Loan (including the Dollar Equivalent of any portion of the Loan denominated in a currency other than U.S. Dollars) plus (y) the aggregate amount of L/C Exposure, if any, shall not exceed the lesser of (i) the Collateral Maintenance Value and (ii) the Maximum Facility Amount.  If at any time the sum of (A) the outstanding principal amount of the Loan (including the Dollar Equivalent of any portion of the Loan denominated in a currency other than U.S. Dollars) plus (B) the aggregate amount of L/C Exposure, if any, exceeds either the Collateral Maintenance Value or the Maximum Facility Amount, Borrower will immediately repay the Loan (or, solely with respect to the Collateral Maintenance Value, pledge additional Collateral) in an amount sufficient, in each case, to eliminate such excess.  If “Single stock” is selected under “Key terms” in this Note, all additional collateral maintenance requirements, if any, set forth under “Additional Collateral

Maintenance Requirements” on Schedule C hereto are hereby made a part of this Section 5.3.  If “Fund Interests” is selected under “Key terms” in this Note, all additional collateral maintenance requirements, if any, set forth under “Limitations with respect to the inclusion of Fund Interests in the calculation of the Collateral Maintenance Value” on Schedule D hereto are hereby made a part of this Section 5.3.

5.4.	Waivers

Except as expressly provided herein, Borrower hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, all defenses, counterclaims, rights of setoff, any requirement that Lender first proceed against any guarantor or any other security, all requirements for notice of any kind, demand, protest, presentment, notice of non-payment, default or dishonor of any Obligation, notice of acceptance hereof, marshalling of assets and the like, including any right to notice or judicial hearing in connection with Lender’s taking possession of or disposition of any Collateral, any notice of any sale, transfer or other disposition by Lender of any Obligation, any requirement that Lender first proceed against any other collateral or any other Person liable for any of the Obligations, and all damages occasioned by any of the foregoing (except as determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from Lender’s gross negligence or willful misconduct).  No invalidity, irregularity or unenforceability of any Obligations shall affect, impair or be a defense to any of Borrower’s obligations or agreements or any of Lender’s rights or remedies hereunder.  Lender may from time to time, without notice to or consent by Borrower, and without affecting or impairing Borrower’s obligations or agreements or Lender’s rights and remedies hereunder:  (a) upon Borrower’s failure to pay any of the Obligations upon their becoming due and payable, sell, release, exchange, settle, compromise or otherwise dispose of or deal with any property or other security for any of the Obligations, and (b) exercise (in such order as Lender may choose), or refrain from exercising, any rights against any Person liable for any Obligations.  To the fullest extent permitted by law, Borrower also waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law that would otherwise prevent Lender from bringing any action (including any claim for a deficiency) or exercising any right or remedy (including any right of setoff) against Borrower before or after the commencement or completion of any foreclosure action or sale of any collateral for the Obligations, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law that in any other way would otherwise require any election of remedies by Lender.

5.5.	Remedies

Upon Borrower’s failure to pay any of the Obligations upon their becoming due and payable, whether upon the occurrence of an Acceleration Event or otherwise, then and in any such event: (a) Lender shall have the right from time to time to take possession of, and sell, redeem, assign, liquidate, transfer and deliver all or any part of the Collateral, at any brokers’ board or exchange, or at public or private sale or otherwise, at the option of Lender, for cash or on credit for future delivery, in such parcel or parcels and at such times and places, and upon such terms and conditions as Lender may deem proper, and in connection therewith may grant options and impose reasonable conditions, all without (except as same are required by applicable law and cannot be waived) advertisement or demand upon or notice to Borrower or any other Person otherwise entitled to notice or right of stay, extension, moratorium, appraisal or redemption, all of which are hereby expressly waived to the fullest extent permitted by applicable law; provided that Lender shall use reasonable efforts to notify Borrower prior to such sale, redemption, assignment, liquidation, transfer or delivery; it being understood that Lender shall not be liable for any failure to provide such notice and the failure of Lender to provide such notice shall not affect Lender’s rights hereunder to sell, redeem, assign, liquidate, transfer or deliver all or any part of the Collateral without notice to any Person; (b) upon each such sale, Lender, to the extent permitted by law, may purchase all or any of the Collateral, free and clear of all claims, rights of redemption and equities of Borrower; (c) Borrower shall cooperate with Lender, including the furnishing of information, legal opinions and certificates, to cause any stock certificates constituting Collateral to be converted into electronic form and/or take any other action requested by Lender to facilitate orderly disposition of shares constituting Collateral in the most liquid market available (and, if applicable, Borrower shall take steps to ensure, and shall not take any steps to impede, the cooperation of the issuer of such shares and such issuer’s counsel), and to comply with all securities laws relating to such disposition (including without limitation the filing of any forms with the Securities and Exchange Commission relating thereto); and (d) in addition, Lender shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code as then in effect (the “UCC”) and any other applicable law.

If Borrower fails to comply with the collateral maintenance requirements set forth in Section 5.3, Lender shall have all the rights and remedies of a secured party under the UCC or other applicable law, and may, in addition to any other right or remedy available to Lender hereunder or under applicable law, without further notice to or consent by Borrower, sell, liquidate or redeem so much of the Collateral and then apply the proceeds thereof to the Obligations as necessary to restore compliance with such collateral maintenance requirements.

Each purchaser, assignee, or recipient at any sale described in this Section shall acquire the property sold, assigned or received absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Borrower hereby waives, to the fullest extent permitted by law, any claims against Lender arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if Lender accepts the first offer received and does not offer such Collateral to more than one offeree.

5.6.	Notice of Sale; Currency; Etc.

Borrower acknowledges and agrees that no notice of any sale or other disposition of Collateral is required by law, but to the extent notice of sale or other disposition of Collateral shall be required by law, ten days’ prior notice to Borrower of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to Borrower if it has signed, after the occurrence of an Acceleration Event, a statement renouncing or modifying (as permitted under law) any right to notification of sale or other intended disposition.

Borrower agrees that at any private sale Collateral may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Obligations.  Lender may accept the first offer received and need not offer such Collateral to more than one offeree.  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Lender may convert any proceeds in a currency other than the Original Currency at the average of the buying spot rates of exchange for the Original Currency at the Lending Office as at the close of business on the date of payment of the sales price for such Collateral.  After deducting its reasonable out of pocket costs and expenses from the proceeds of sale, Lender may apply any residue to pay the Obligations in such order as it elects and Borrower will remain liable for any deficiency with interest.  All foreign exchange losses incurred in connection with the conversion of any Collateral or proceeds denominated in a currency other than the Original Currency shall be borne by Borrower.  If Lender shall be subject to any volume limitations in the sale of Collateral, Borrower shall not at any such time sell, or permit any Affiliate of Borrower to sell, any securities if the sale thereof would adversely affect Lender’s ability to sell the Collateral.  If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

5.7.	Power of Attorney

Borrower hereby irrevocably designates and appoints each of Lender and any designee or agent thereof (each an “Attorney”) as attorney-in-fact of Borrower, with full power of substitution, each with authority acting alone, following the occurrence and during the continuation of an Acceleration Event, to sign or endorse Borrower’s name on notes, acceptances, checks, drafts, instruments, certificates, powers, assignments and other documents, execute proofs of claim and loss, releases, endorsements, assignments and other instruments of conveyance, and do all other acts and things necessary and advisable in the sole discretion of Attorney to carry out and enforce this Note.  All lawful acts of each Attorney are hereby ratified and approved and no Attorney shall be liable for any acts of commission or omission or for errors of judgment or mistake of fact or law.  This power of attorney is irrevocable and coupled with an interest but shall only be effective upon and during Lender’s exercise of its rights under this Section 5.

5.8.	No Waiver; Cumulative Remedies

No failure or delay by Lender in exercising any right or remedy and no course of dealing between Lender and Borrower shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof.  All rights and remedies of Lender shall be cumulative and may be exercised singly or concurrently.  No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand, or constitute a waiver of Lender’s rights.

5.9.	Miscellaneous

a)
Borrower agrees with Lender that Lender’s sole duty with respect to the Collateral is to use such care as it uses for similar property for its own account, and Lender shall not be obligated to preserve rights in the Collateral against third parties.

b)
If any Obligation is not paid when due and payable, Lender may transfer all or any part of the Collateral to Lender’s name or that of its nominee, and exercise all rights as if the absolute owner thereof, and file a proof of claim for, receive payments or distributions on, and exchange or release Collateral in any bankruptcy, insolvency or similar proceeding.

c)
Borrower agrees that Lender is authorized to file financing statements (including amendments and/or continuation statements) to the extent required to perfect its security interest and otherwise give notice to third parties regarding the Collateral without Borrower’s signature to the extent permitted by applicable law.

d)
If “Term Deposit Accounts” or “Dual Currency Investments” is selected under “Key terms” of this Note, Borrower agrees that upon the occurrence of any Acceleration Event or any demand for payment hereunder, Lender is authorized to: (i) terminate any Term Deposit, DCI, Term Deposit Account or DCI Term Deposit Account pledged as Collateral, (ii) take possession of and sell the Term Deposit Assets, (iii) exercise rights of set-off against the Term Deposit Assets, each DCI, each Term Deposit Account and each DCI Term Deposit Account  and (iv) otherwise to exercise all rights and remedies available under this Note and applicable law with respect to such Term Deposit Assets, each DCI, each Term Deposit Account and each DCI Term Deposit Account, all of which the parties hereto agree are commercially reasonable;

e)
Borrower agrees with Lender that in the event of any conflict between the terms of (i) this Note and (ii) any applicable Term Deposit Agreement or DCI Transaction Document, the terms of this Note shall govern.

6.	Representations and Warranties

Borrower represents and warrants to Lender that:

a)
if Borrower is (x) an Entity, (i) it is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, and is duly qualified in each other jurisdiction where its business or property so requires; (ii) it has all Entity right, power and authority to (A) enter into and to incur and to perform its obligations under the Loan Documents, (B) own its property and assets, (C) transact the business in which it is engaged, and (D) grant to Lender a valid, perfected, first priority security interest in the Collateral; (iii) the execution and delivery by Borrower of the Loan Documents and the performance by it of its obligations thereunder have been authorized by all necessary action (and, for the avoidance of doubt, the board of directors (or equivalent body) of Borrower and each other applicable Person was duly authorized under Borrower’s or such Person’s Constituent Documents to adopt the resolutions described in Section 3.1(b)(i)(B) in accordance with applicable law and any other resolutions provided by Borrower to Lender in connection with the Loan Documents); (iv) Borrower is not required to register as an “investment company” under and as defined in the Investment Company Act of 1940, as amended, or subject to any other law or regulation which purports to restrict or regulate Borrower’s ability to borrow money and (v) it  is in compliance with all applicable laws, statutes, codes, ordinances, regulations, rules, orders, awards, judgments, decrees, injunctions, approvals and permits or (y) an individual, such individual (i) has the capacity and authority to enter into and perform this Note and each other Loan Document, (ii) is (A) not party to an Applicable Union, or (B) is party to an Applicable Union that was not formed under (and is not subject to) any Applicable Property Laws, or (C) is a party to an Applicable Union that was formed under and/or is subject to Applicable Property Laws and has received any Applicable Consents referred to in clause (iii) below, (iii) if applicable, has received any and all consents (including Applicable Consents if required under Applicable Property Laws) for the entering into and performance of this Note and each other Loan Document, and (iv) if Located in Wisconsin and subject to its Applicable Property Laws, (A) has incurred the Obligations in the interest of his/her Applicable Union or family, and (B) has ensured that his/her Applicable Person has actual knowledge that credit is being extended pursuant to the Loan Documents;

b)
the execution, delivery and performance by Borrower of this Note, each other Loan Document and any other agreement executed in connection herewith or therewith do not and will not violate or conflict with (i) any law, rule, regulation, judgment or order binding on Borrower, its assets or any agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound, or (ii) if Borrower is an Entity, its Constituent Documents;

c)
this Note, each other Loan Document and any other agreement executed in connection herewith or therewith have been duly executed by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms;

d)
(i) no authorization, consent, approval or license from, or filing or registration with, any court, governmental agency, fiscal authority or public office is required to be made or obtained by Borrower in connection with the execution, delivery or performance by Borrower of this Note, any other Loan Document or any other agreement executed in connection herewith or therewith, except such as have been made or obtained (the “Required Authorizations”) and (ii) all Required Authorizations remain in full force and effect;

e)
there are no pending or, to Borrower’s knowledge, threatened actions, suits or proceedings against or affecting Borrower before any court, commission, bureau or other governmental agency or instrumentality that, individually or in the aggregate, could have a material adverse effect on the financial condition, operations, business, assets or prospects of Borrower or that purport to affect the legality, validity or enforceability of the Loan Documents or the transactions completed thereby;

f)	Borrower has not relied upon Lender for accounting, tax or legal advice regarding the transactions contemplated herein;

g)
upon entry into this Note and the other Loan Documents and after giving effect to the transactions contemplated hereby and thereby (including each borrowing hereunder and each pledge of Collateral), Borrower is, and will continue to be, Solvent;

h)
the financial statements of Borrower previously delivered to Lender in connection with the Loan Documents fairly present in all material respects the financial condition of Borrower as of the date thereof in accordance with GAAP and there has been no material adverse change in the financial condition of Borrower since the date of the last financial statements of Borrower so delivered;

i)
neither Borrower nor any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any requirements of law or any judgment, writ, injunction, decree or order of any governmental authority;

j)
there are no actions, claims, suits or proceedings at law or in equity by or before any governmental authority now pending or threatened against or affecting Borrower or any of its property (i) that involve any Loan Document or the transactions contemplated thereby or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to (A) enjoin, prohibit or restrain the making of the Loan or (B) have an adverse affect on Borrower or the transactions contemplated by the Loan Documents;

k)
Borrower has (i) filed or caused to be filed all tax returns required to have been filed by it and all such tax returns are true and correct in all material respects and (ii) duly paid or caused to be duly paid all taxes (whether or not shown on any tax return) due and payable by it and all assessments received by it;

l)
no information, report, financial statement, exhibit or schedule furnished by or on behalf of Borrower to Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omission or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified;

m)	the Borrower Information is true, correct and complete on the date hereof;

n)
Borrower is the legal and beneficial owner of the Collateral and, except for the security interest granted to Lender hereunder or under any other Loan Document, Borrower owns the Collateral free and clear of any Lien;

o)	there are no filings or recordations against the Collateral which grant or purport to grant a Lien in any Collateral to any Person other than Lender;

p)	the security interest created hereunder is a valid, perfected and first priority security interest in the Collateral;

q)
Schedule B (Listed Securities) hereto sets forth (i) all certificated securities, if any, delivered as Collateral and (ii) all other securities or other assets to be included in the Collateral but not held in or credited to a Collateral Account, in each case on the date hereof;

r)
if “Term Deposit Accounts” is selected under “Key terms” in this Note,  (i) Borrower has considered (independently or in consultation with its legal, tax or other advisers, as Borrower deems necessary) the relationship between the rate of interest Borrower is to receive on the Term Deposit Assets deposited in such Term Deposit Account and the rate of interest Borrower will pay on the Loan, and has determined that both transactions, viewed together, are suitable and appropriate for Borrower, notwithstanding that the rate of interest Borrower is to receive on such Term Deposit Assets may be less than the rate of interest Borrower will pay on the Loan, (ii) each Term Deposit Account  is a “deposit account” as such term is defined in Article 9 of the UCC and (iii) Lender has “control” (as defined in Section 9-104 of the UCC) of each Term Deposit Account;

s)
if “Dual Currency Investments” is selected under “Key terms” in this Note, (i) Borrower has considered (independently or in consultation with its legal, tax or other advisers, as Borrower deems necessary) the relationship between the return Borrower may receive on the Dual Currency Investments and the rate of interest Borrower will pay on the Loan, and has determined that both transactions, viewed together, are suitable and appropriate for Borrower, notwithstanding that the return Borrower may receive on such Dual Currency Investments may be less than the rate of interest Borrower will pay on the Loan, (ii) each DCI Term Deposit Account  is a “deposit account” as such term is defined in Article 9 of the UCC and (iii) Lender has “control” (as defined in Section 9-104 of the UCC) of each such DCI Term Deposit Account;

t)
if “Single stock” is selected under “Key terms” in this Note, each of the representations and warranties, if any, set forth under “Additional Representations and Warranties” on Schedule C hereto is true and correct;

u)
if “Fund Interests” is selected under “Key terms” in this Note, each of the representations and warranties, if any, set forth under “Additional Representations and Warranties” on Schedule D hereto is true and correct;

v)	and the Collateral does not include, directly or indirectly, 25% or more of any class of shares of any insured depository institution; and

w)	Borrower is not aware of any material adverse information regarding the Issuer that has not been publicly disclosed.

Each of the foregoing representations and warranties and the representations and warranties in each other Loan Document will be deemed to be restated in full on each date on which any borrowings or other Obligations are outstanding under this Note.

7.	Covenants

a)
So long as any borrowings or other Obligations are outstanding under this Note, Borrower shall (i) not (x) incur, create, assume or permit to exist any Lien on any Collateral except Liens granted to Lender pursuant to (or otherwise permitted by) this Note, (y) if Borrower is an Entity, engage in any business other than the activities permitted by its Constituent Documents as in effect on the date hereof or (z) if Borrower is an Entity, amend, supplement or otherwise modify its Constituent Documents as in effect on the date hereof, or consummate a merger in which it is not the surviving Entity or otherwise fundamentally change its organizational structure, in each case without the consent of Lender, such consent not to be unreasonably withheld, (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (iii) comply in all material respects with all applicable laws, statutes, codes, ordinances, regulations, rules, orders, awards, judgments, decrees, injunctions, approvals and permits and (iv) pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default.

b)
Borrower shall promptly provide, from time to time, such information or documentation regarding the financial condition of Borrower or otherwise (including financial statements) or compliance with the terms of any Loan Document as Lender may reasonably request.

c)	Promptly, but in any event within five Business Days, Borrower shall provide notice to Lender of any Potential Acceleration Event or Acceleration Event hereunder.

d)	Borrower at all times shall continue to be the legal and beneficial owner of the Collateral.

e)
Borrower shall (i) be solely responsible for all matters relating to the Collateral, including ascertaining maturities, calls, conversions, exchanges and tenders, (ii) not, and will not purport to, grant or suffer Liens against any Collateral, except for the security interest granted to Lender hereunder or under any other Loan Document, (iii) from time to time take all actions (including entering into any control agreement and obtaining any issuer consent requested by Lender and otherwise cooperate with Lender in obtaining control with respect to that Collateral in which a security interest may be perfected by control pursuant to the UCC or other applicable law) and make all filings and recordations required by law or requested by Lender in connection with the creation, perfection or priority of Lender’s security interest in the Collateral, (iv) promptly notify Lender of the occurrence of any default hereunder or otherwise in respect of the Obligations and any Acceleration Event, and (v) hold in trust for, and forthwith pay over to Lender in the form received (except for any necessary endorsements) all property, proceeds or distributions received by Borrower on account of any Collateral to be held as Collateral.

f)
Borrower shall not change (i) any of the Borrower Information, (ii) its tax identification number/social security number (or equivalent number issued by the applicable governmental authority of the applicable jurisdiction) or (iii) its organization identification number (if applicable), in each case without the prior written or electronic consent of Lender.

g)
Borrower shall execute any and all additional documents, financing statements, agreements and instruments, and take all additional action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that Lender may request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents.

h)
With respect to any Collateral constituting securities or Entity interests , Borrower shall (i) to the extent possible, ensure that all such Collateral is credited to a Securities Account, (ii) with respect to any such Collateral that is in certificated form, deliver the related certificates to Lender, accompanied by duly executed instruments of transfer or undated assignments in blank and otherwise in accordance with the instructions of Lender (and, if such certificated securities will not be credited to a Securities Account, ensure that they are included on Schedule B) and (iii) with respect to any such Collateral that is not credited to the Securities Accounts, (x) if it has the option, elect to hold assets constituting such Collateral in certificated form (and comply with the requirements of clause (ii) above), and (y) with respect to any such Collateral that is in uncertificated form and not credited to a Securities Account, ensure that it is included on Schedule B and take such steps as requested by Lender to obtain the consent from the issuer of any such securities or Entity interests, in form and substance satisfactory to Lender in all respects, under which such issuer consents to the security interest created hereunder and agrees to pay all dividends and distributions on, and all redemption, liquidation or other proceeds of, such securities or Entity interests directly to a Securities Account and, in the case of Collateral constituting securities under the UCC, to comply with instructions originated by Lender without further consent by Borrower.

i)	Borrower shall provide to Lender such financial statements as may be required above under “Key terms”.

j)
If “Term Deposit Accounts” is selected under “Key terms” in this Note, with respect to each Term Deposit constituting Collateral and each Term Deposit Account constituting a Collateral Account: (i) Borrower shall not withdraw or transfer, or instruct CSNY to withdraw or transfer, any Term Deposit Assets from any Term Deposit Account except as set forth below in this Section 7(j), (ii) upon maturity of any Term Deposit constituting Collateral, Borrower may instruct CSNY, in accordance with the Term Deposit Agreements, to: (1) roll over Term Deposit Assets deposited in the applicable Term Deposit Account for a new term, at the then-current interest rate quoted by CSNY and subject to all then-current terms and conditions set by CSNY under the Term Deposit Agreements, (2) with the prior written approval of Lender, transfer the Term Deposit Assets to another Collateral Account, or (3) with the prior written approval of Lender, if (x) Borrower has satisfied its outstanding Obligations and this Note is terminated or (y) Borrower is and will be in compliance with Section 5.3 after giving effect to such transfer, transfer the Term Deposit Assets as otherwise requested by Borrower and permitted by and in compliance with the Term Deposit Agreements, (iii) Borrower shall be responsible for, and shall pay to CSNY, all applicable early withdrawal penalties, fees, charges and other payments payable in connection with the Term Deposit Agreements, including those resulting from Lender exercising its rights under this Note to terminate the Term Deposit Account and any Term Deposit, taking possession of and selling the Term Deposit Assets, exercising rights of set-off against the Term Deposit Assets and otherwise exercising any and all rights and remedies available under this Note and applicable law with respect to such Term Deposit Assets and (iv) Borrower shall take all actions requested by Lender pursuant to Section 7(e)(iii) to ensure that Lender continues to have control over each Term Deposit Account.

k)
If “Dual Currency Investments” is selected under “Key terms” in this Note, with respect to each Dual Currency Investment and related DCI Term Deposit Account constituting Collateral and each DCI Term Deposit Account constituting a Collateral Account: (i) Borrower shall not withdraw or transfer, or instruct CSNY to withdraw or transfer, any DCI from any DCI Term Deposit Account except as set forth below in this Section 7(k), (ii) upon maturity of any DCI constituting Collateral, Borrower may instruct CSNY, in accordance with the DCI Transaction Documents to: (1) make a new DCI in such DCI Term Deposit Account subject to all then-current terms and conditions set by CSNY under the DCI Transaction Documents, or (2) with the prior written approval of Lender, transfer the proceeds of the DCI to another Collateral Account, (iii) Borrower shall be responsible for, and shall pay to CSNY, all applicable early withdrawal penalties, fees, charges and other payments payable in connection with the DCI Transaction Documents, including those resulting from Lender exercising its rights under this Note to terminate any DCI or any DCI Term Deposit Account and, exercising rights of set-off against the DCI Term Deposit Account and otherwise exercising any and all rights and remedies available under this Note and applicable law with respect to such DCI, DCI Term Deposit Accounts and DCI Transaction Documents and (iv) Borrower shall take all actions requested by Lender pursuant to Section 7(e)(iii) to ensure that Lender continues to have control over each DCI Term Deposit Account.

l)	If “Single stock” is selected under “Key terms” in this Note, Borrower shall comply with those additional covenants, if any, set forth under “Additional Covenants of Borrower” on Schedule C hereto.

m)	If “Fund Interests” is selected under “Key terms” in this Note, Borrower shall comply with those additional covenants, if any, set forth under “Additional Covenants” on Schedule D hereto.

n)
Borrower shall provide at least 5 Business Days’ prior notice to Lender prior to including in the Collateral, directly or indirectly, 25% or more of any class of shares of any insured depository institution.

o)
Each Borrower that is an individual who (i) enters into an Applicable Union after the date of this Note shall promptly notify Lender in writing of such Applicable Union, and (ii) is Located in any jurisdiction having Applicable Property Laws and who is (or becomes) party to an Applicable Union shall (A) provide copies of each Applicable Consent required under such Applicable Property Laws and supporting documentation relating to any relevant Applicable Union, in each case if requested by Lender, and (B) take all other actions necessary or requested by Lender to maintain Lender’s ability to exercise its rights or remedies under the Loan Documents against such Borrower’s Collateral, including ensuring that such Collateral is maintained as separate property of such Borrower, if applicable).

p)
The advances hereunder shall be used solely and exclusively for the purpose(s) declared  by Borrower in Form U-1, if applicable, and (i) no part of the advances hereunder will be used to (A) purchase any interests in hedge funds or private equity funds without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion or (B) purchase or carry margin securities or will otherwise constitute “purpose credit” within the meaning of, and the Loan is and at all times will be in compliance with, Regulations U and X of the Board of Governors of the Federal Reserve System, and (ii) if (A) the terms of this Note provide for a fixed maturity date at which the Loan must be repaid or renegotiated (and do not permit the Loan to be repaid and reborrowed) and (B) Borrower is a natural person, then no part of the advances hereunder will be used for the payment of “postsecondary educational expenses” (as defined in Regulation Z of the Board of Governors of the Federal Reserve System), including tuition and fees, books, supplies, miscellaneous personal expenses, room and board, and an allowance for any loan fee, origination fee, or insurance premium charged to a student or parent for a loan incurred to cover the cost of the student’s attendance.

q)
So long as any borrowings or other Obligations are outstanding under this Note, Borrower shall not incur, create, assume or permit to exist any Lien on any other Shares now owned or hereafter acquired except Liens (i) pursuant to this Note and (ii) on up to 5,000,000 Shares (other than Shares pledged to Lender) to secure Indebtedness owed to a financial institution.

r)
So long as any borrowings or other Obligations are outstanding under this Note, Borrower shall not create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, including the Obligations, in an aggregate principal amount exceeding $200,000,000.

s)	All Shares pledged as Collateral by Borrower to Lender have been beneficially owned by Borrower for a period of at least one year as computed in accordance with Rule 144 of the Securities Act of 1933.

8.	Acceleration Events

The following will be deemed to be “Acceleration Events”. Upon (i) the occurrence of an Acceleration Event other than those described in paragraphs (e) or (f) below, Lender may (in its sole discretion) declare all Obligations payable hereunder to be immediately due and payable and exercise any rights and remedies it may have against the Collateral, in each case without (except as same are required by applicable law and cannot be waived) advertisement or demand upon or notice to Borrower or any other Person, and (ii) the occurrence of an Acceleration Event described in paragraph (e) or (f) below, all Obligations payable hereunder will automatically be due and payable:

a)
any representation or warranty made or deemed made by Borrower in or in connection with this Note or any other Loan Document, or in any report, financial statement, certificate or other document furnished pursuant to or in connection with the foregoing, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached in any material respect;

b)
Borrower shall fail to pay any principal of the Loan or interest thereon or any other amount payable hereunder when the same shall become due and payable, or Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.3 or Section 7 or in Section 7 of any Letter of Credit Reimbursement, Security and Guaranty Agreement;

c)
Borrower shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any other Loan Document (other than those specified in clause (b) of this Section 8), and such failure shall continue unremedied for a period of 15 days after the earlier of (i) the date Borrower becomes aware of such failure and (ii) the date of notice thereof from Lender to Borrower;

d)
(i) the occurrence of any material adverse change in the financial condition, operations, business, assets or prospects of Borrower or (ii) the anticipated or expected material adverse change in the value or liquidity of the Collateral;

e)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any United States federal or state or non-United States bankruptcy, insolvency, receivership, reorganization, restructuring or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

f)
Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any United States federal or state or non-United States bankruptcy, insolvency, receivership, reorganization, restructuring or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Section 8, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

g)	Borrower shall admit in writing its inability, or shall fail generally, to pay its debts as they become due;

h)
any security interest purported to be created hereunder or under any other Loan Document shall cease to be in full force and effect or shall cease to give Lender the rights, powers and privileges purported to be granted under such document or shall be asserted by Borrower not to be a valid, perfected, first priority security interest;

i)
any Loan Document shall cease to be in full force and effect (other than in accordance with its terms), or Borrower shall deny in writing that it has any further liability under any Loan Document (other than as a discharge of Borrower in accordance with the terms of the Loan Documents);

j)
Borrower shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness (other than the Loan) with an aggregate principal amount of $250,000 or more, when and as the same shall become due and payable (after giving effect to any applicable grace period) or (ii) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf to cause, such indebtedness to become due prior to its stated maturity;

k)
one or more judgments for the payment of money shall be rendered against Borrower and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Borrower to enforce any such judgment;

l)
if (i) Borrower is an Entity, the equity holders of Borrower as of the date of this Note, as applicable, at any time shall cease to own and control 100% of the combined voting power of the voting equity securities of Borrower, or (ii) any Borrower is an individual, any such Borrower dies or is judicially declared incompetent;

m)	if “Single stock” is selected under “Key terms” in this Note, the occurrence of any Acceleration Event, if any, set forth under “Additional Acceleration Events” on Schedule C hereto; or

n)	if “Fund Interests” is selected under “Key terms” in this Note, the occurrence of any Acceleration Event, if any, set forth under “Additional Acceleration Events” on Schedule D hereto.

9.	Expenses

Borrower shall pay or reimburse Lender in U.S. Dollars (a) for all reasonable out-of-pocket costs and expenses (including the reasonable charges and disbursements of legal counsel) (collectively, “Expenses”) incurred by Lender in connection with any amendment, waiver or modification of, or supplement to, the Loan Documents required or requested by Lender or Borrower, and (b) promptly after demand, for all Expenses incurred by Lender in connection with (i) administering and enforcing this Note, the other Loan Documents or any other document relating to this Note or any obligation hereunder or thereunder or the Collateral or exercising or enforcing any right or remedy available hereunder or thereunder (including any wire transfer fees charged in connection with the disbursement of the Loan, the refunding of any Overpayment expenses in connection with any short sales or other stock transactions related to the Facility or otherwise), (ii) any Acceleration Event and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (A) bankruptcy, insolvency, receivership, reorganization, restructuring, foreclosure, winding-up or liquidation proceedings, (B) judicial or regulatory proceedings and (C) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (iii) all transfer, stamp, documentary or similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Note or any other Loan Document and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document, and (iv) the custody, care, preservation, sale or disposition of any Collateral.  Borrower agrees to indemnify Lender and its Affiliates and each of their respective directors, officers, trustees, employees and agents (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, and pay in U.S. Dollars all reasonable out-of-pocket costs and any and all losses, claims, damages, taxes, penalties, costs, charges, liabilities and related expenses, including charges, expenses and disbursements of legal counsel to each Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the transactions contemplated by the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loan, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. To the extent permitted by applicable law, Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any Loan Document, any Loan or the use of the proceeds thereof. This Section shall survive repayment of the Loan and cancellation of this Note.

10.	Miscellaneous

a)
This Note shall be binding on Borrower and its heirs, personal representatives (including any executor or trustee of its estate), successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower may not assign or delegate any of its rights, obligations or agreements hereunder except for transfers by operation of law.  Lender may assign, participate or delegate its rights, obligations and agreements hereunder and under any other Loan Document to any Person, including an Affiliate of Lender, without the consent of Borrower.  No amendment, modification or waiver of any provision of this Note or any other Loan Document shall be effective unless it is in writing and signed by Lender and Borrower.  Notwithstanding the foregoing, Lender may unilaterally amend this Note and any other Loan Document to cure any defect or inconsistency or to correct clerical errors or omissions, or to effect clerical changes that are not adverse to Borrower, which amendment shall be effective on the date on which Lender provides notice to Borrower of such amendment.

b)
BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND EACH OTHER LOAN DOCUMENT.  In any action or proceeding arising out of or relating to this Note and each other Loan Document (unless otherwise specified in such other Loan Document), Borrower hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York, and agrees that effective service of process may be made on Borrower by mailing same to Borrower’s address set forth below.  Lender may serve process in any other manner permitted by applicable law.  Borrower hereby irrevocably waives any objection to the laying of venue in the aforesaid courts, and any claim of an inconvenient forum.  Nothing in this Note or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding arising from or relating to this Note or the other Loan Documents against Borrower or its properties in the courts of any jurisdiction. To the extent that Borrower or its property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Note or any applicable Loan Document, Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any such immunity and agrees not to claim same and waives any right to which it may be entitled on account of place of residence or domicile.  Borrower agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction or in any other permitted manner.  Borrower further agrees that any action or proceeding by Borrower against Lender with respect to any matter arising out of, or in any way relating to, this Note shall be brought only in the State and County of New York.

c)
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE, BORROWER WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

d)
All payments hereunder shall be made without setoff or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein.  If any Taxes are so levied or imposed, Borrower agrees to pay the full amount thereof when due and in any event prior to the date on which penalties attach thereto.  In addition, if any such Taxes must be deducted from any amounts payable or paid by Borrower hereunder, Borrower will pay such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount which Lender would have received had the payment not been subject to such Tax.  Borrower will furnish to Lender, within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment by Borrower.  This provision shall survive repayment of the Loan and cancellation of this Note.

e)
If, for the purpose of obtaining a judgment in any court with respect to any Obligation of Borrower under this Note, it becomes necessary to convert into any other currency any amount in U.S. Dollars or another currency in which any advance is made (the “Original Currency”) due under this Note, then that conversion shall be made at the rate of exchange quoted by Lender for the spot purchase of the Original Currency at the close of business on the day before the day on which judgment is rendered.  If there is a change in such rate of exchange prevailing between the day before the day on which judgment is rendered and the date of payment of the judgment, then Borrower shall pay such additional amount as may be necessary to ensure that the amount paid on the date of payment is the amount in such currency which, when converted at such rate of exchange in effect on the date of payment, is the amount in the Original Currency then due under this Note.  Any additional amount owing by Borrower hereunder shall be due as a separate debt and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Note.  This provision shall survive repayment of the Loan and cancellation of this Note.

f)
Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing under this Note and other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Note or such other Loan Document and although such obligations may be unmatured.  Lender agrees promptly to notify Borrower after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of Lender under this Section are in addition to any other rights and remedies (including other rights of setoff) that Lender may have.

g)
This Note shall be secured by and entitled to the benefits of any security and pledge agreements and/or guaranties which may be executed and delivered to Lender as security for Borrower’s Obligations hereunder.

h)	Section headings are for convenience of reference and shall not be construed as part of this Note.

i)
This Note and each other Loan Document (unless otherwise specified in such Loan Document) and any claim or dispute (whether sounding in contract, tort, statute or otherwise) arising from or relating to this Note or such other Loan Document shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) without regard to any other conflict of law rules that would lead to the application of the law of another jurisdiction.

j)	The parties agree that the State of New York is Lender and CSNY’s jurisdiction for purposes of Articles 8 and 9 of the UCC.

k)
In the event and to the extent that any provision of this Note or of any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

l)
This Note and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Note and the other Loan Documents.  Nothing in this Note or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto and their respective successors and assigns permitted hereunder) any rights, remedies, obligations or liabilities under or by reason of this Note or the other Loan Documents.

m)	Any waiver of any provision of this Note or any consent to any departure by Borrower therefrom shall be effective only in the specific instance and for the specific purpose for which given.

11.	Confidentiality

The parties acknowledge and agree that the Information (as defined below) is subject to Lender’s privacy notice, a copy of which has been provided to Borrower, as if such privacy notice were set forth herein. For the avoidance of doubt, pursuant to such privacy notice Information may be disclosed as permitted by law, including (a) in connection with the exercise of any remedies hereunder or any suit, action or proceeding arising from or relating to this Note or the enforcement of rights hereunder, (b) with the consent of Borrower, not to be unreasonably withheld or delayed, or (c) subject to an agreement containing provisions substantially the same as those of Lender’s privacy notice and this Section 11, to (i) any actual or prospective assignee of or any participant in any of its rights or obligations under this Note, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or the Obligations.  For the purposes of this Section, “Information” means this Note, each Securities Account Control Agreement, each other Loan Document and all nonpublic information received from Borrower relating to Borrower or its business, but excludes any information that is (or becomes) publicly available, or available to Lender on a non-confidential basis, in circumstances that do not constitute a breach of this Section.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.	Borrower Acknowledgments

Borrower acknowledges that (a) Lender has disclosed to Borrower that, as compensation for CSSU’s referral of Borrower to Lender in connection with the Loan, Lender will pay to CSSU a portion of the interest paid by Borrower to Lender pursuant to this Note, (b) Lender has no fiduciary relationship with or duty to Borrower (or, if Borrower is a trust, any beneficiary of the trust) arising out of or in connection with this Note or any other Loan Document, and the relationship between Lender and Borrower in connection herewith or therewith is solely that of creditor and debtor, (c) any Term Deposit Assets included in the Collateral will accrue interest in accordance with the terms of the Term Deposit Account and the Term Deposit Agreements and any DCIs included in the Collateral will earn a return in accordance with the DCI Transaction Documents, (d) none of the Term Deposit Account, the Term Deposit Assets, the DCIs, the DCI Term Deposit Account nor any other funds held by Lender (including any Overpayments) are  insured by the FDIC, (e) Borrower has received and reviewed Lender’s privacy notice, and (f) Borrower has reviewed the disclosures set forth in Sections 15.5, 15.6 and 16 below.

13.	Sanctioned Persons

a)
Borrower represents and warrants to Lender that neither Borrower, nor (to the knowledge of Borrower) any director, officer, agent, employee or Affiliate of Borrower, is currently (a) in violation of the Trading with the Enemy Act (12 U.S.C. §§ 95a et seq., as amended) or the USA PATRIOT Act of 2001 (31 U.S.C. §§ 5318 et seq., as amended, the “Patriot Act”) or similar legislation of any jurisdiction or (b) subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  Borrower will not directly or indirectly use the proceeds of the Loan (or otherwise make available such proceeds to any Person) for any purpose prohibited under applicable law, including (i) financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or (ii) making any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq., as amended) or similar legislation of any jurisdiction.

b)
Lender hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

14.	Notice

Each notice to Lender shall be sent in writing by hand, registered or certified mail or courier to the recipient specified below Lender’s signature hereto at its Lending Office and shall be effective upon Lender’s receipt thereof.  Each notice to Borrower shall be given orally (including telephonically) or sent in writing by facsimile, hand, mail, courier or e-mail to the facsimile number, address or e-mail address, as applicable, of Borrower in the Borrower Information and shall be effective (i) upon delivery, in the case of notices sent by hand, mail or courier, or (ii) upon sending, in the case of notice sent by facsimile or e-mail; provided, that if any notice by Lender (including a notice of termination, a notice of additional fees or a notice changing any advance rate, ratio or test period applicable hereto) is given orally (including telephonically), such notice shall be promptly confirmed by Lender in writing and acknowledged by Borrower (including by facsimile), but the lack of such confirmation or acknowledgement, or any conflict between such confirmation or acknowledgement and the relevant telephonic or oral communications, shall not affect the effectiveness of such notice.  Notwithstanding the foregoing, if any notice to Lender or Borrower hereunder is delivered or received (as applicable) on a day other than a Business Day, such notice shall be deemed effective on the next succeeding Business Day.  Each party may change its address for notices by written notice to the other.  Except as specified in this Section 14 or otherwise specified herein, telephonic or other oral notice shall not be effective with respect to any provision of this Note.

15.	Co-Borrower Provisions

If there are multiple Borrowers under this Note, the following provisions of this Section 15 shall apply:

15.1.	Co-Borrowers

The Loan and other Obligations constitute the joint and several obligations of each Borrower, and Lender may at its option enforce the entire amount of the Loan and other Obligations against any one or more Borrowers.  Each Borrower appoints each other Borrower as its agent and attorney-in-fact to take actions under this Note and the other Loan Documents, together with such powers as are reasonably incidental thereto.  Lender shall be entitled to rely on any communication having been delivered by any Borrower.

15.2.	Separate Action

A separate action or actions may be brought against any Borrower whether such action is brought against any other Borrower or whether any other Borrower is joined in such action.  Each Borrower authorizes Lender to release any other Borrower without in any manner or to any extent affecting the liability of such Borrower hereunder or under the other Loan Documents.  Each Borrower hereby waives any defense arising by reason of any disability or other defense of any other Borrower, or the cessation for any reason whatsoever of the liability of any other Borrower hereunder or under the other Loan Documents.

15.3.	Obligations Absolute and Unconditional

Each Borrower hereby agrees that its Obligations shall be unconditional, irrespective of:

a)
the validity, enforceability, avoidance or subordination of any of the Obligations hereunder or under any of the other Loan Documents as to any other Borrower or the non-execution by any other Borrower of any other Loan Document;

b)
the absence of any attempt by or on behalf of Lender to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower or any other Person liable for such Obligations;

c)	the election of any remedy available under the Loan Documents or applicable requirements of law by or on behalf of Lender with respect to all or any part of the Obligations;

d)	the waiver, consent, extension, forbearance or granting of any indulgence by or on behalf of Lender with respect to any provision of the Loan Documents;

e)	the failure of Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

f)
the election by or on behalf of Lender in any proceeding which constitutes a bankruptcy event described in Section 8(e) or (f) involving any other Borrower of any right which is comparable to the rights set forth in Section 1111(b)(2) of the Bankruptcy Code;

g)
any borrowing or grant of a security interest by any other Borrower, or any receiver or assignee following the occurrence of a bankruptcy event described in Section 8(e) or (f), pursuant to any provision of applicable law comparable to Section 364 of the Bankruptcy Code;

h)
the disallowance, under any provision of applicable law comparable to Section 502 of the Bankruptcy Code, of all or any portion of the claims against any Borrower held by Lender for repayment of all or any part of the Obligations;

i)	the insolvency of any other Borrower; or

j)	any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower (other than payment in full of the Obligations).

15.4.	Subrogation / Subordination

Until all of the Obligations of Borrowers hereunder and under the other Loan Documents are paid in full, each Borrower agrees that it shall have no right of subrogation or any other right of indemnity, reimbursement or retribution against any other Borrower.  Each Borrower agrees that any and all such claims of such Borrower against any other Borrower shall be subordinated to such Borrower’s Obligations hereunder.

15.5.	Disclosure for New York Residents

NOTICE

You agree to pay the debts incurred from time to time on the account identified below although you may not personally receive any property, services, or money.  You may be sued for payment although the person opening the account is able to pay. You should know that the Limit on Liability listed below does not include court costs or attorney's fees, or other costs or charges that may be stated in the agreement. You will also have to pay some or all of these costs and charges if the agreement for the consumer credit account, payment of which you are guaranteeing, requires Borrowers to pay such costs and charges.  This notice is not the entirety of the agreement or other writing that obligates you to pay.  Read this Note and the other Loan

Documents for the exact terms of your obligations and of your rights to limit or end your obligations.

IDENTIFICATION OF ACCOUNT(S) YOU MAY HAVE TO PAY

Name of Borrower(s):	See “Borrower Information,” above.

Name of Lender:	Credit Suisse AG, acting through its New York Branch (or any other branch or office thereof) and any of its Affiliates.

Date:	As set forth on the first page of this Note.

Kind of Account:	As set forth in Section 2.1 of this Note.

Limit on Liability:	See “Maximum Facility Amount” under “Key terms,” above.

15.6.	Federal and California Disclosure

NOTICE TO COSIGNER (Traduccion en Ingles Se Requiere Por La Ley)

You are being asked to guarantee this debt.  Think carefully before you do.  If another Borrower doesn't pay the debt, you will have to.  Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay up to the full amount of the debt if another Borrower does not pay.  You may also have to pay late fees or collection costs, which increase this amount.

Lender can collect this debt from you without first trying to collect from another Borrower.  Lender can use the same collection methods against you that can be used against any other Borrower, such as suing you, garnishing your wages, etc.  If this debt is ever in default, that fact may become a part of your credit record.

This notice is not the contract that makes you liable for the debt.

AVISO PARA EL FIADOR (Spanish Translation Required By Law)

Se le esta pidiendo que garantice esta deuda.  Pienselo con cuidado antes de ponerse de acuerdo.  Si la persona que ha pedido este prestamo no paga la deuda, usted tendra que pagarla.  Este seguro de que usted podra pagar si sea obligado a pagarla y de que usted desea aceptar la responsabilidad.

Si la persona que ha pedido el prestamo no paga la deuda, es posible que usted tenga que pagar la suma total de la deuda, mas los cargos por tardarse en el pago o el costo de cobranza, lo cual aumenta el total de esta suma.

El acreedor (financiero) puede cobrarle a usted sin, primeramente, tratar de cobrarle al deudor.  Los mismos metodos de cobranza que pueden usarse contra el deudor, podran usarse contra usted, tales como presentar una demanda en corte, quitar parte de su sueldo, etc.  Si alguna vez no se cumpla con la obligacion de pagar esta deuda, se puede incluir esa informacion en la historia de credito de usted.

Este aviso no es el contrato mismo en que se le echa a usted la responsabilidad de la deuda.

16.	Disclosures

Lender hereby notifies Borrower(s) that:

a)	For California residents:

i.	Under the Credit Transactions Regarding Women Act, an applicant, if married, may apply for separate credit.

ii.
In connection with any consumer credit, you must, within a reasonable time, notify the creditor or prospective creditor of any change in your name, address, employment and of any unauthorized use of the account within a reasonable time after discovery of the loss or theft.

b)
For California and Utah residents: As required by law, you are notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

c)
For Iowa and Kansas residents:  IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT. You are entitled to a copy of this Note. This Note provides for the payment of a penalty if you wish to repay the Loan prior to the date provided for repayment in the Note.

d)	For Maine residents: The agreement to extend credit of more than $250,000 must be in writing in order for you to maintain an action upon the agreement.

e)	For Massachusetts residents: Massachusetts law prohibits discrimination based upon marital status or sexual orientation.

f)
For Missouri residents: Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable.  To protect you (Borrower(s)) and us (Lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Note and the other Loan Documents, which are the complete and exclusive statements of the agreements between us, except as we may later agree in writing to modify them.

g)	For Nevada residents: The fees payable by Borrower in connection with any extension of credit under the Facility, as originally scheduled, are set forth above under “Key terms.”

h)
For New Hampshire residents: The finance charges to be borne by Borrower in connection with any extension of credit under the Facility, as originally scheduled, are set forth above under “Key terms” and in Sections 2.3 and 2.4.

i)
For New Jersey residents: Pursuant to the terms of the Loan Documents, certain terms (including the Collateral Maintenance Value, the Demand Rate and/or the Fixed Rate) are subject to change from time to time.

j)	For Ohio residents: The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

k)	For Oregon residents: Do not sign this Note before you read it. This Note provides for the payment of a penalty if you wish to repay the Loan prior to the date provided for repayment in the Note.

l)	For Tennessee residents: This Note provides a penalty for prepayment.

m)
For Texas and Utah residents: This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

n)	For Vermont residents:

i.	NOTICE TO CO-BORROWER: YOUR SIGNATURE ON THIS NOTE MEANS THAT YOU ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF BORROWER DOES NOT PAY, LENDER HAS A LEGAL RIGHT TO COLLECT FROM YOU.

o)
For Wisconsin residents: No provision of any marital property agreement, unilateral statement under section 766.59 of the Wisconsin Statutes or any court order under section 766.70 of the Wisconsin Statutes adversely affects the interest of Lender unless Lender is furnished a copy of the agreement, statement, or order, or has actual knowledge of the adverse provision before making any Advances under this Note.

p)
For each individual Borrower: Lender may obtain a consumer credit report in connection with (i) this Note, (ii) any updates, renewals or extensions of credit as a result of this Note and/or (iii) the review or collection of any Loan made as a result of this Note or for other legitimate purposes related to any such Loan. If you ask, you will be informed whether or not such a report was obtained and, if so, the name and address of the agency that furnished such report.

q)
For each Borrower:  Borrower and not Lender is responsible for determining and paying any additional fees (including filing and recording fees), taxes (including stamp and recording taxes) and charges that may be imposed by the laws of the US state or jurisdiction or non-US jurisdiction in which Borrower resides or to which it is subject.  Borrower should consult its own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of the transactions contemplated by the Loan Documents, including, but not limited to, any such additional fees, taxes or charges.  Lender is not making any representations regarding the appropriateness of, and Borrower is solely responsible for determining Borrower's ability to bear the risks of, entering into the transactions contemplated by the Loan Documents.

17.	Execution in Counterparts

This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all such signatures were upon the same instrument.  Delivery of an executed counterpart of a signature page of this Note by telecopy shall be as effective as delivery of an original executed counterpart.

[Remainder of page intentionally left blank.]

Borrower acknowledges receipt of complete copies of (i) the notices set forth in this Note and (ii) each Loan Document that obligates Borrower on this account.

IAN CUMMING

/s/ Ian Cumming

Date:	February 5, 2013

 Acknowledged and Agreed by Lender:

CREDIT SUISSE AG, NEW YORK BRANCH

By:	/s/ Lyle Monteserrato
	Name:	Lyle Monteserrato
	Title:	Vice President

By:	/s/ Christine Cronin
	Name:	Christine Cronin
	Title:	Director
	Address:	Eleven Madison Avenue New York, NY 10010 Attn: Mark Washburn

Date:	February 8, 2013

Schedule A
Collateral Accounts:

Part I: Securities Accounts
Name of Account holder:	Account number(s):	Securities intermediary office at which Collateral Account is held:
Ian Cumming	Account: (as the same may be redesignated, renumbered, replaced or otherwise modified from time to time)

Part II: Term Deposit Accounts:
Name of Account holder:	Account number(s):	Depositary Bank office at which Collateral Account is held:
Account: (as the same may be redesignated, renumbered, replaced or otherwise modified from time to time)

Part III: DCI Term Deposit Accounts:
Name of Account holder:	Account number(s):	Depositary Bank office at which Collateral Account is held:
Account: (as the same may be redesignated, renumbered, replaced or otherwise modified from time to time)

Schedule B
Listed Securities

Issuer:	Type of security:	Certificate no.:	Registered owner:

Fund Interests

Fund:	Type of interest:	Amount of Fund Interest:	Registered owner:

Schedule C

Single Stock Terms

None.

Schedule D

Fund Interests Terms

None.